UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2010

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On January 13, 2010, Deep Down, Inc. (the “Company”) entered into an amended and restated employment agreement with Mr. Ronald E. Smith, to be effective as of January 1, 2010 (the “Smith Employment Agreement”).  The Smith Employment Agreement provides for Mr. Smith to continue to serve as the Company's President for an initial term of three years, subject to earlier termination in accordance with the terms of the Smith Employment Agreement.  Also on January 13, 2010, the Company entered into an employment agreement with Mr. Eugene L. Butler, to be effective as of January 1, 2010 (the “Butler Employment Agreement”).  The Butler Employment Agreement provides for Mr. Butler to continue to serve as the Company's Chief Financial Officer for an initial term of three years, subject to earlier termination in accordance with the terms of the Butler Employment Agreement.  The Smith Employment Agreement and the Butler Employment Agreement are collectively referred to herein as the “Employment Agreements,” and Mr. Smith and Mr. Butler are each referred to herein as an “Executive” and, collectively, as the “Executives.”

Mr. Butler has been serving as Chief Financial Officer of the Company since August 2007 pursuant to a Consulting Agreement between the Company and Eugene L. Butler & Associates, dated effective as of August 6, 2007 (the “Consulting Agreement”).  The Company is now terminating the Consulting Agreement and entering into the Butler Employment Agreement in order to provide a more formal agreement to memorialize the employment arrangement between Mr. Butler and the Company.

Under the terms of the Employment Agreements, the Executives are each entitled to receive an annual base salary (the amounts of which are $362,250 for Mr. Smith and $325,500 for Mr. Butler), subject to annual adjustment by the Company’s board of directors (the “Board”).  The Executives are also entitled to receive an annual bonus either (i) under the Company’s executive officer annual incentive program with a target at least equal to that of the Executive’s respective target for the fiscal year prior to the effective date of his respective Employment Agreement or equal to an increase in the target given to any other peer executive, or, if higher, (ii) under any annual incentive plan or discretionary award by the Company to other peer executives which is enacted or approved after the effective date of the respective Employment Agreement.  Further, the Employment Agreements provide that each Executive is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses.  In the event of a change of control (as defined in the Employment Agreements), the awards and grants to the Executives that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediate vest.

The Employment Agreements provide that if any payment or distribution to an Executive would be subject to any additional tax or excise tax, or any interest or penalties are incurred by the Executive with respect to such excise tax, then the Executive will be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment of all taxes the Executive will retain an amount of the Gross-Up Payment equal to the tax imposed upon such payment or distribution.

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In the event of termination of the Executive’s employment for any reason, he will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which the Executive is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which the Executive is a participant as of the date of termination.  In addition, subject to executing a general release in favor of the Company, the Executive will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by the Executive with “good reason.”  These severance payments include the following:

(i) a lump sum in cash equal to one times the Executive’s annual base salary (at the rate in effect on the date of termination), provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to three times the Executive’s annual base salary (at the rate in effect on the date of termination);

(ii) a lump sum in cash equal to the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination; provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to two times the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination;

(iii) a lump sum in cash equal to a pro rata portion of the annual bonus payable for the period in which the date of termination occurs based on the actual performance under the Company’s annual incentive bonus arrangement; provided, however, that such pro rata portion shall be calculated based on the Executive’s annual bonus for the previous fiscal year; provided further that if no previous annual bonus has been paid to the Executive, then the lump sum cash payment shall be no less than fifty percent of Executive’ annual base salary; and

(iv) if the Executive’s termination occurs prior to the date that is twelve months following a Change of Control (as defined in the Employment Agreement), then each and every share option, restricted share award and other equity-based award that is outstanding and held by the Executive shall immediate vest and become exercisable.

Each of the Executives have agreed to not, during the respective term of his employment and for a one-year period after his termination, engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

The Employment Agreements also provide that the Company, to the extent permitted by applicable law and the by-laws of the Company, will defend, indemnify and hold harmless the Executive from any and all claims, demands or causes of action, including reasonable attorneys’ fees and expenses, suffered or incurred by the Executive as a result of the assertion or filing of any claim, demand, litigation or other proceedings based upon statements, acts or omissions made by or on behalf of the Executive pursuant to the Employment Agreement or in the course and scope of the Executive’s employment with the Company.  The Company will also maintain and pay all applicable premiums for directors’ and officers’ liability insurance which shall provide full coverage for the defense and indemnification of the Executives, to the fullest extent permitted by applicable law.

The foregoing descriptions of the Smith Employment Agreement and the Butler Employment Agreement contained herein are qualified in their entirety by reference to the full text of each agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

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ITEM 1.02 – Termination of a Material Definitive Agreement.

On January 1, 2010, in connection with the effective date of the Butler Employment Agreement, the Consulting Agreement was terminated.  The Butler Employment Agreement was entered into in order to provide a more formal agreement to memorialize the employment arrangement between Mr. Butler and the Company.  Mr. Butler has been serving as Chief Financial Officer of the Company since August 2007, pursuant to the Consulting Agreement between the Company and Eugene L. Butler & Associates, dated effective as of August 6, 2007.  The Consulting Agreement had an initial term through May 31, 2010 with automatic annual renewals for an additional two years.  We refer to the full descriptions of Mr. Smith’s employment agreement and the Consulting Agreement, each included in Part III, Item 10 of the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 1, 2008.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1*†	Amended and Restated Employment Agreement, dated effective as of January 1, 2010, between Deep Down, Inc. and Ronald E. Smith.
10.2*†	Employment Agreement, dated effective as of January 1, 2010, between Deep Down, Inc. and Eugene L. Butler.
10.3†	Employment Agreement between Deep Down, Inc. and Ronald E. Smith (incorporated by reference to Exhibit 10.2 to Form 10-KSB for the period ended December 31, 2007, filed on April 1, 2008).
10.4†
Consulting Agreement between Deep Down, Inc. and Eugene L. Butler & Associates (incorporated by reference to Exhibit 10.3 to Form 10-KSB for the period ended December 31, 2007, filed on April 1, 2008).

* Filed or furnished herewith.
† Exhibit constitutes a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2010

DEEP DOWN, INC.

By :	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

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